                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                  --------------------------------------------

We hereby consent to the incorporation in this Registration Statement on Form S-4 of Polycom, Inc. of our report dated February 6, 2000, except for notes 12e and 12f for which the dates are May 25, 2000 and June 16, 2000, respectively, relating to the consolidated financial statements of Accord Networks, Ltd. as of December 31, 1998 and 1999 and the three years in the period ended December 31, 1999, which are included in this Registration Statement on Form S-4. We also consent to the references to us under the heading "Experts" in such Registration Statement.

                                          /S/ KESSELMAN & KESSELMAN
                                          Kesselman & Kesselman
                                          Certified Public Accountants (Israel)

Tel Aviv, Israel
January 25, 2001